UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 26, 2007

Date of report (Date of earliest event reported)

PQ CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	333-125750	23-0972750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Swedesford Road

Berwyn, Pennsylvania 19312

(Address of Principal Executive Offices) (Zip Code)

(610) 651-4200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2007, PQ Corporation  (the “Company”) entered into an amendment (the “Third Amendment”) to the Company’s Credit Agreement, dated as of February 11, 2005, among PQ Corporation, Niagara Holdings, Inc. and the lenders party thereto (the “Credit Agreement”).  The Third Amendment amended the Credit Agreement to permit the Company to commence a tender offer and consent solicitation for any and all of its $275.0 million in aggregate principal amount of its 7½% Senior Subordinated Notes due 2013.

A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01                                         OTHER EVENTS

On June 26, 2007, the Company issued the following press release:

PQ CORPORATION COMMENCES TENDER OFFER AND CONSENT SOLICITATION FOR ANY AND ALL OF ITS 7½% SENIOR SUBORDINATED NOTES DUE 2013

Berwyn, PA – June 26, 2007 – PQ Corporation (the “Company”) today announced that it has commenced a cash tender offer (the “Tender Offer”) and related consent solicitation (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) for any and all of its $275.0 million in aggregate principal amount of its 7½% Senior Subordinated Notes due 2013 (the “Notes”).  The Company is making the Offer in order to satisfy the obligations of Niagara Holdings, Inc. (“Niagara”), the Company’s direct parent, under the Agreement and Plan of Merger, dated as of May 31, 2007, by and among Niagara, CPQ Holdings LLC, CPQ Acquisition Corporation (“Merger Sub”) and J.P. Morgan Partners (BHCA), L.P., solely in its capacity as seller representative, providing for the merger (the “Merger”) of Merger Sub with and into Niagara.  The Offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 26, 2007 (the “Offer to Purchase”), which more fully sets forth the terms and conditions of the Offer.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on July 10, 2007, unless extended or terminated (as such date and time may be extended from time to time, the “Consent Payment Deadline”), and the Tender Offer will expire at Midnight, New York City time, on July 24, 2007, unless extended or terminated (as such date and time may be extended from time to time, the “Expiration Time”).

As described in the Offer to Purchase, the total consideration for each $1,000 principal amount of Notes validly tendered and purchased in the Offer will be a price determined by reference to the bid-side yield to maturity of the 3% U.S. Treasury Note due February 15, 2009 as of 2:00 p.m., New York City time, on July 10, 2007, unless extended (as such date and time may be extended from time to time, the “Price Determination Date”), plus 50 basis points (the “Total

Consideration”).  The Total Consideration includes a consent payment of $30 per $1,000 principal amount of Notes that will be payable to holders who validly tender their Notes and deliver consents on or prior to the Consent Payment Deadline and such Notes are accepted for purchase.  Holders who validly tender Notes after the Consent Payment Deadline but on or prior to the Expiration Time will be entitled to receive the “Tender Offer Consideration”, which is equal to the Total Consideration less the consent payment.  In either case, tendering holders will receive accrued and unpaid interest from the most recent payment of semi-annual interest preceding the applicable payment date up to, but not including, the applicable payment date.

The payment date will be the “Early Payment Date” or the “Final Payment Date.” The Early Payment Date is expected to follow promptly the consummation of the Merger and the Final Payment Date is expected to follow promptly the Expiration Time.

In connection with the Offer, the Company is soliciting the consents of holders of the Notes to certain proposed amendments to the indenture governing the Notes.  The primary purpose of the solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default from the indenture.  Adoption of the proposed amendments requires the consent of the holders of a majority of the aggregate principal amount of the Notes outstanding.  Holders who tender their Notes are required to consent to the proposed amendments and holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.  This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Offer is conditioned upon the satisfaction of certain conditions, including: (i) the consummation of the Merger, (ii) the receipt of the requisite consents and the execution of the supplemental indenture containing the proposed amendments described in the Offer to Purchase and (iii) certain other customary conditions described in the Offer to Purchase.

Tendered Notes may be withdrawn and consents may be revoked at any time prior to the Consent Payment Deadline, but not thereafter.

Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent, at (212) 430-3774 or (866) 470-3800.

UBS Securities LLC will act as Dealer Manager for the Offer. Questions regarding the Offer may be directed to UBS Securities LLC at 888-722-9555 ext. 4210.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  The Offer is being made only by reference to the Offer to Purchase and related Letter of Transmittal and Consent dated June 26, 2007.

PQ Corporation is a leading producer of specialty inorganic chemicals, catalysts and engineered glass materials.  The Company conducts operations through three principal businesses: the Performance Chemicals division, which develops, manufactures and distributes sodium silicate and related high performance silicate-based specialty chemicals, the Catalysts division, which manufactures high performance catalytic zeolites and zeolite-based catalysts and polyolefin catalysts, and the Potters division, which manufactures highly engineered solid and hollow glass spheres used in highway safety and other specialty applications.  The Company’s products are used in a variety of predominantly niche applications in a diverse range of industrial, consumer and municipal end-markets.  The Company operates 60 manufacturing sites in 19 countries on five continents and has one of the most comprehensive global manufacturing and distribution networks serving customers in the Company’s end-markets.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws relating to the Offer and the Merger.  These forward-looking statements generally can be identified by the context of the statement or the use of words such as the Company or its management “believe,” “anticipate,” “intend,” “expect,” “plan,” or words of similar meaning.  These statements are based upon management’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements discussed in the Company’s filings with the United States Securities and Exchange Commission.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

10.1                           Third Amendment to Credit Agreement, dated as of June 25, 2007, among PQ Corporation, Niagara

Holdings, Inc. and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ Corporation

Date: June 26, 2007	By:	/s/ James P. Cox
		Name:	James P. Cox
		Title:	Chief Financial Officer, Treasurer and Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Third Amendment to Credit Agreement, dated as of June 25, 2007, among PQ Corporation, Niagara Holdings, Inc. and the lenders party thereto.